Exhibit 99.1

BUILD-A-BEAR WORKSHOP, INC. PROVIDES THIRD QUARTER FISCAL 2020 BUSINESS UPDATE REFLECTING RECENT POSITIVE TRENDS

●  Expects Growth in Total Revenue and Expansion in Gross Profit Margin in Fiscal 2020 Third Quarter Compared to the Fiscal 2019 Third Quarter Despite Ongoing COVID-19 Impact

ST. LOUIS – October 27, 2020 – Build-A-Bear Workshop, Inc. (NYSE: BBW) today issued an update to its business expectations for its fiscal 2020 third quarter, the 13-weeks ending October 31, 2020, in conjunction with anticipated investor meetings. The Company noted that while the COVID-19 pandemic continues to impact its operations inclusive of select temporary store closures and reduced operating hours, it currently expects to achieve total revenue growth and expand its gross profit margin as compared to the fiscal 2019 third quarter. The Company attributes this improvement to actions taken to accelerate its digital transformation strategic initiative including enhancing omnichannel capabilities, improving fulfillment efficiencies and adding innovative product offerings while evolving its consumer communications programs. In addition, the Company has reimagined its store experience in ways that comply with recommended safety protocols and has recently executed sweeping favorable rent renegotiations enabled by the high level of lease optionality in its retail portfolio. These initiatives, along with the continuing focus on disciplined expense, cash and inventory management, should position the Company to achieve a significant improvement in profitability for the quarter compared to the pre-tax loss reported in the third quarter of fiscal 2019.

On a Preliminary Basis, for the third quarter (13 weeks ending October 31, 2020 compared to the 13 weeks ended November 2, 2019), the Company currently expects:

●

Total revenues to be in the range of $72.0 million to $74.0 million compared to $70.4 million in the fiscal 2019 third quarter. Growth in net retail sales is expected to more than offset a decline in commercial and franchise revenue. The Company expects to achieve growth in net retail sales even with approximately 7% fewer operating days anticipated in the period driven by the COVID-19 pandemic;

●	E-commerce demand, online generated orders including “buy online ship from stores” and “buy online pick up in stores”, to increase more than 165% compared to the fiscal 2019 third quarter;
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Gross profit margin to expand in the range of 450 to 550 basis points, reflecting the benefit of rent abatements and reductions driven by a high level of strategic lease flexibility and leverage of fixed costs, compared to 39.3% in the fiscal 2019 third quarter; and

●

Selling, general and administrative expenses to decline by $2.0 to $2.5 million, reflecting disciplined expense management inclusive of select temporary savings, compared to $35.4 million in the fiscal 2019 third quarter.

Based on these factors, the Company currently expects to deliver a meaningful improvement from the loss in Earnings Before Interest and Taxes (EBIT) of $7.7 million that it reported in the fiscal 2019 third quarter. On a preliminary basis, the Company expects EBIT in the fiscal 2020 third quarter to be in the range of break-even to a loss of $1.5 million.

In addition, the Company expects to maintain a solid balance sheet with quarter-end cash and cash equivalents of at least $20 million and to be current on substantially all of its rent payments. Inventory at the end of the quarter is expected to be 25% to 30% lower than at the end of the Company’s fiscal 2019 third quarter. The Company also expects to have no borrowings on its asset-based credit facility at quarter-end.

Sharon Price John, Build-A-Bear Workshop Chief Executive Officer commented, “As we noted at the end of the second quarter, we were seeing sales trends steadily improve in store locations compared to the prior year, which have now continued on a sustained basis, even with select temporary store closures and reduced operating hours, while e-commerce has stayed at record levels. Our initiatives to accelerate our digital transformation, a key pillar of our stated strategy, including enhanced omni-channel capabilities such as “buy online, ship from store” and “buy online, pick up in store” continue to allow us to capitalize on the increased demand for our products. We have been able to modify our popular in-store bear-building experience to reflect recommended safety protocols and even with lower in-store traffic levels, we are delivering retail sales growth driven by improvements in conversion and average transaction value. We continue to focus on financial liquidity and disciplined expense management while simultaneously executing our strategic plans designed to leverage the power of the Build-A-Bear brand and diversify revenue and profit streams for the long-term benefit of our stakeholders.”

The Company expects to report its final fiscal 2020 third quarter results in early December.

Note Regarding Non-GAAP Financial Measures

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). The Company has supplemented the reporting of its financial information determined in accordance with GAAP with certain non-GAAP financial measures. These results are included as a complement to results provided in accordance with GAAP because the Company’s management believes these non-GAAP financial measures help identify underlying trends in its business and provide useful information to both management and investors by excluding certain items that may not be indicative of the Company’s core operating results. These measures should not be considered a substitute for or superior to GAAP results. These non-GAAP financial measures are defined and reconciled to the most comparable GAAP measure within this appendix.

About Build-A-Bear

Build-A-Bear is a multi-generational global brand focused on “adding a little more heart to life” appealing to a wide array of consumer groups who enjoy the personal expression in making their own “furry friends” to celebrate and commemorate life moments. The 500+ interactive brick-and-mortar retail locations provide guests of all ages an interactive entertaining experience, which often fosters a lasting and emotional brand connection. The company also offers an engaging e-commerce/digital purchasing activity called the “Bear-Builder” at www.buildabear.com. In addition, the company leverages its brand’s power and equity beyond retail through entertaining content, wholesale products and non-plush consumer product categories via licensing agreements with leading manufacturers. Build-A-Bear Workshop, Inc. (NYSE: BBW) posted total revenue of $338.5 million in fiscal 2019. For more information, visit the Investor Relations section of buildabear.com.

Forward-Looking Statements

This press release contains certain statements that are, or may be considered to be, “forward-looking statements” for the purpose of federal securities laws, including, but not limited to, statements that reflect our current views with respect to future events and financial performance. We generally identify these statements by words or phrases such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “future,” “potential” or “continue,” the negative or any derivative of these terms and other comparable terminology. All of the information concerning our future liquidity, future revenues, margins and other future financial performance and results, achievement of operating of financial plans or forecasts for future periods, sources and availability of credit and liquidity, future cash flows and cash needs, success and results of strategic initiatives and other future financial performance or financial position, as well as our assumptions underlying such information, constitute forward-looking information.

These statements are based only on our current expectations and projections about future events. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by these forward-looking statements, including those factors discussed under the caption entitled “Risks Related to Our Business” and “Forward-Looking Statements” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on April 16, 2020 and other periodic reports filed with the SEC which are incorporated herein.

All of our forward-looking statements are as of the date of this Press Release only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or other risks and uncertainties referred to in this Press Release or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC could materially and adversely affect our continuing operations and our future financial results, cash flows, available credit, prospects and liquidity. Except as required by law, the Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.

All other brand names, product names, or trademarks belong to their respective holders.

Contacts:

Investors:

Voin Todorovic

Build-A-Bear Workshop

314.423.8000 x5221

Media:

Public Relations

PR@buildabear.com

* Non-GAAP Financial Measures

BUILD-A-BEAR WORKSHOP, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results
(dollars in millions)

	Projected	Actual
	Q3	Q3
	2020	2019
(Loss) income before income taxes (pre-tax)	($3.0)-($0.1)	$(7.7)
(Loss) income before income taxes adjustments:
Interest expense (income), net	-	-
Earnings before interest and taxes (EBIT)	($3.0)-($0.1)	$(7.7)